Exhibit 99.1

Factory Card & Party Outlet Corp. Reports First Quarter Fiscal 2007 Results


    NAPERVILLE, Ill.--(BUSINESS WIRE)--June 19, 2007--Factory Card & Party Outlet Corp. (NASDAQ:FCPO) today announced results for the first fiscal quarter of 2007, the 13-week period ended May 5, 2007.

    For the quarter, net sales were $57.2 million, compared with $57.0 million for the first quarter of last year. Comparable store net sales for the first quarter declined 1.2 percent from last year. The
Company's February sales were adversely impacted by poor weather, particularly during the Valentine's Day holiday.

    Net loss for the 2007 first quarter was $660 thousand, or $0.20 per basic and fully diluted share, versus net income of $112 thousand, or $0.04 per basic and $0.03 per fully diluted share, for the same period last year.

    Reflected in the 2007 first quarter loss are several significant items. They are:

    1) Severance expense related to a management reorganization in which there was a workforce reduction of two corporate officers.
    2) Increase in first quarter rent expense related to SAB No. 108 requiring the Company to expense rent on a fiscal month basis in the current quarter versus on a calendar month basis in the first quarter of 2006.
    3) Investment banking fees and expenses related to the Company's strategic alternatives exploration process.

    The management reorganization resulted in an after-tax charge of $309 thousand, or $0.09 per basic share. The incremental year-over-year charge related to expensing rent on a fiscal month basis rather than on a calendar month basis resulted in an after-tax charge of $118 thousand, or $0.04 per basic share. The fees and expenses related to the Company's pursuit of strategic alternatives resulted in an after-tax charge of $60 thousand, or $0.02 per basic share.

    Excluding the items listed above, the Company would have reported a first quarter net loss of $173 thousand, or $0.05 per basic and fully diluted share. A reconciliation of the amounts is included in the supplemental schedule of this press release. These non-GAAP measurements are provided to help investors understand the Company's financial results given the significant impact of these first fiscal quarter charges.

    "In addition to the several one-time expenses, our quarter was negatively impacted by adverse weather conditions across our Midwest and Mid-Atlantic markets, during February, particularly at the peak of the Valentines Day sales rush. Sales trends improved the balance of the quarter as we saw positive sales through the majority of our product segments during the combined March and April timeframe. We continue to see growing sales in our e-commerce business and are actively developing ways to better exploit our customer database and direct marketing capabilities," said Gary W. Rada, President and Chief Executive Officer of Factory Card & Party Outlet.

    Mr. Rada added "we continue to evaluate not only strategic alternatives, but what improvements we can make to our operations today that will position us better for the future. The first quarter management reorganization will save substantial expense on a go forward basis, but more importantly, better align our management talent and functions of responsibility."

    Non-GAAP Measurements

    In addition to the reported GAAP results provided throughout this document, the Company has provided non-GAAP measurements that present earnings excluding specified items affecting comparability. Details of the items are presented in the tables within this press release. Reconciliations from GAAP reported results to non-GAAP reported measurements described in this press release are provided in the financial tables attached to this document.

    The Company has provided these non-GAAP measurements as a way to help investors understand earnings and enhance comparisons of our earnings from period to period. Among other things, our management uses the earnings results, excluding items affecting comparability, to evaluate the performance of its businesses. There are inherent limitations in the use of earnings, excluding items affecting comparability, because actual results do include the impact of these items. The non-GAAP measures are intended only as a supplement to the comparable GAAP measures and we compensate for the limitations inherent in the use of non-GAAP measures by using GAAP measures in conjunction with the non-GAAP measures. As a result, investors should consider these non-GAAP measures in addition to, and not in substitution for, or as superior to, measures of financial performance prepared in accordance with GAAP.

    About Factory Card

    Factory Card & Party Outlet, (www.factorycard.com) based in Naperville, Illinois, currently operates 185 Company-owned retail stores in 20 states, offering an extensive assortment of party supplies, greeting cards, giftwrap, and other special occasion merchandise at everyday value prices.

    Unaudited Reconciliation of Pro Forma Non-GAAP Adjustments (in thousands)

    The following represents a reconciliation (unaudited) of GAAP net income (loss) to pro forma non-GAAP net income (loss).


                                               (in thousands,
                                           except per share data)
                                        Three Months    Three Months
                                            Ended           Ended
                                         May 5, 2007   April 29, 2006
                                       --------------- ---------------
Net income / (loss) as reported                 $(660)           $112
  Management reorganization expenses              309               -
  Incremental rent                                118               -
  Strategic alternative fees and
   expenses                                        60               -
                                       --------------- ---------------
Pro forma (non-GAAP) net income /
 (loss)                                         $(173)           $112

Net loss per share as reported:
  Basic                                        $(0.20)          $0.04
  Diluted                                      $(0.20)          $0.03

  Management reorganization expenses
   on a per basic share basis                   $0.09               -
  Incremental rent charges on a per
   basic share basis                            $0.04               -
  Strategic alternative fees and
   expenses on a per basic share basis          $0.02               -
Pro forma (non-GAAP) net income /
 (loss) per basic share                        $(0.05)          $0.04
Pro forma (non-GAAP) net income /
 (loss) per diluted share                      $(0.05)          $0.03

    The above pro forma non-GAAP financial information is based upon the Company's unaudited consolidated statements of operations for the periods shown, with certain adjustments. This presentation is not in accordance with, or an alternative for, U.S. Generally Accepted Accounting Principles (GAAP) and may not be consistent with the presentation used by other companies.

    Certain statements in this news release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, year-end adjustments and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements express or implied by such forward-looking statements.

    In general, the results, performance or achievements of the Company and its stores, and the value of the Company's common stock, are dependent upon a number of factors, including, without limitation: the dependence on key personnel; competition; ability to anticipate merchandise trends and consumer demand; ability to maintain relationships with suppliers; successful implementation of information systems; successful handling of merchandise logistics; inventory shrinkage; ability to meet future capital needs; governmental regulations; and other factors both referenced and not referenced in the Company's filings with the Securities and Exchange Commission.

           FACTORY CARD & PARTY OUTLET CORP. AND SUBSIDIARY

                Condensed Consolidated Balance Sheets
                             (Unaudited)
                    (Dollar amounts in thousands)

                                           May 5,        February 3,
                                            2007            2007
                                       --------------- ---------------
ASSETS

Current assets:
  Cash                                           $195            $446
  Merchandise inventories, net                 47,305          45,130
  Prepaid rent                                  2,712           2,994
  Prepaid expenses and other assets             1,598           1,511
  Deferred tax asset, net                       5,491           5,491
                                       --------------- ---------------
      Total current assets                     57,301          55,572

Fixed assets, net                               9,055           9,400
Intangible assets, net                            135               -
Other assets                                      127             131
Deferred tax asset, net                         6,400           5,929
                                       --------------- ---------------

      Total assets                            $73,018         $71,032
                                       =============== ===============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Line of credit                              $11,245          $8,731
  Accounts payable                             19,156          16,908
  Accrued expenses:
    Payroll and other compensation              3,703           6,430
    Insurance                                   1,375           1,205
    Taxes                                         910           1,064
    Other                                       3,315           2,896
  Capital lease obligations                         -               1
                                       --------------- ---------------
      Total current liabilities                39,704          37,235
                                       --------------- ---------------

Deferred rent liabilities                       1,905           1,913
                                       --------------- ---------------

      Total liabilities                        41,609          39,148
                                       --------------- ---------------

Stockholders' equity                           31,409          31,884
                                       --------------- ---------------

      Total liabilities and
       stockholders' equity                   $73,018         $71,032
                                       =============== ===============


           FACTORY CARD & PARTY OUTLET CORP. AND SUBSIDIARY

                Condensed Consolidated Balance Sheets
                             (Unaudited)
                    (Dollar amounts in thousands)


                                        Three months    Three months
                                           ended           ended
                                         May 5, 2007   April 29, 2006
                                       --------------- ---------------
Net sales                                     $57,184         $56,972
Cost of sales                                  36,566          36,698
                                       --------------- ---------------
  Gross profit                                 20,618          20,274
Selling, general and administrative
 expenses                                      20,787          18,990
Depreciation expense                              759             781
Interest expense                                  203             300
                                       --------------- ---------------
  Income(loss) before income taxes             (1,131)            203
Income taxes                                     (471)             91
                                       --------------- ---------------
  Net income(loss)                              $(660)           $112
                                       =============== ===============


Earnings(loss) per share:
  Net income(loss) per share - basic           $(0.20)          $0.04
                                       --------------- ---------------

Weighted average shares outstanding -
 basic                                      3,290,301       3,127,368
                                       --------------- ---------------

  Net income(loss) per share - diluted         $(0.20)          $0.03
                                       --------------- ---------------

Weighted average shares outstanding -
 diluted                                    3,290,301       3,328,052
                                       --------------- ---------------

    CONTACT: Factory Card & Party Outlet Corp.
             Tim Benson, 630-579-2231
             tbenson@factorycard.com